Exhibit 5.4

Suite 2200 1201 Third Avenue Seattle, WA 98101-3045

July 3, 2018

William Lyon Homes

            and

William Lyon Homes, Inc.

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

Re:    Registration Statement on Form S-4 dated July 3, 2018

Ladies and Gentlemen:

We have acted as special counsel to certain subsidiaries identified on Schedule A hereto (the “Covered Subsidiaries”) of William Lyon Homes, a Delaware corporation (“Parent”), and William Lyon Homes, Inc., a California corporation (“California Lyon”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of the above referenced registration statement (as amended, the “Registration Statement”), which includes a prospectus (the “Prospectus”) as required under the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the offer by California Lyon, Parent and the other registrants identified therein of up to $350,000,000 in aggregate principal amount of Senior Notes due 2023 (the “Exchange Notes”) issued by California Lyon and the related guarantees of the Exchange Notes by the Covered Subsidiaries and certain other subsidiaries of Parent in exchange for certain outstanding 6.00% Senior Notes due 2023 (the “Outstanding Notes”) issued by California Lyon and the guarantees of the Outstanding Notes issued by the Covered Subsidiaries and certain other subsidiaries of Parent, in each case, pursuant to an indenture dated March 9, 2018, as supplemented by a First Supplemental Indenture dated March 19, 2018 (as so supplemented, the “Indenture”). The Indenture, as so supplemented, is in the form filed as Exhibits 4.9 and 4.12 to the Registration Statement. References herein to the “Guarantees” relate to those guarantees of the Exchange Notes described in the Registration Statement that are to be issued by the Covered Subsidiaries.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the Guarantees.

July 3, 2018

We have examined such matters of fact and questions of law as we have deemed appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Covered Subsidiaries and others as to factual matters without having independently verified such factual matters. We are opining herein as to the effects of the Washington Limited Liability Company Act (as to the Covered Subsidiaries identified in Schedule A as the “Washington Guarantors”) and the Oregon Limited Liability Company Act (as to the Covered Subsidiary identified in Schedule A as the “Oregon Guarantor”), and other laws of the States of Washington and Oregon. Other than for the laws of the states of Washington (in the case of the Washington Guarantors) and Oregon (as to the Oregon Guarantor), we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws. We further express no opinion as to any matters of federal law (other than the Act as specifically referenced herein), any municipal law or the laws of any local agencies within any state (including local laws and local agencies of Oregon and Washington). With respect to matters governed by the laws of jurisdictions other than the States of Oregon and Washington, including without limitation the validity, authorization, execution, issuance, enforceability and interpretation of the Exchange Notes, we advise you that those matters are being passed upon by Latham & Watkins LLP, and to the extent we have deemed appropriate, we have relied upon the opinion of Latham & Watkins LLP as to such matters.

Subject to the foregoing, we are of the opinion that, when the Exchange Notes have been duly executed, authenticated, issued and delivered in exchange for the Outstanding Notes in accordance with the terms of the Indenture and in the manner described in the Prospectus, such Guarantee will be a legally valid and binding obligation of such Covered Subsidiary, enforceable against such Covered Subsidiary in accordance with its terms.

We have been engaged for the limited purpose of rendering the opinions herein. Except as expressly set forth herein, we have not undertaken any independent investigation in support of the opinions expressed in this letter and we have relied solely upon our review of the foregoing documents in rendering the same. We have assumed the genuineness of all signatures, the authenticity of documents, certificates and records submitted to us as originals, the conformity to the originals of all documents, certificates and records submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents, certificates and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or

July 3, 2018

contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect a legal analysis or conclusion or an information confirmation in this opinion letter.

Very truly yours,

/s/ Davis Wright Tremaine, LLP

July 3, 2018

Schedule A

Covered Subsidiaries

Washington Guarantors

460 CENTRAL, L.L.C., a Washington limited liability company

BASELINE WOODS SFD I, L.L.C., a Washington limited liability company

BASELINE WOODS SFD II, L.L.C., a Washington limited liability company

BASELINE WOODS WEST, L.L.C., a Washington limited liability company

BETHANY CREEK FALLS, L.L.C., a Washington limited liability company

BROWNSTONE AT ISSAQUAH HIGHLANDS, L.L.C., a Washington limited liability company

BRYANT HEIGHTS, L.L.C., a Washington limited liability company

BULL MOUNTAIN RIDGE, L.L.C., a Washington limited liability company

CALAIS AT VILLEBOIS, L.L.C., a Washington limited liability company

CASCADIAN KING COMPANY, L.L.C., a Washington limited liability company

CASCARA AT REDMOND RIDGE, L.L.C., a Washington limited liability company

CEDAR FALLS WAY LLC, a Washington limited liability company

CORNELIUS PASS TOWNHOMES, L.L.C., a Washington limited liability company

EDGEWATER TUALATIN, L.L.C., a Washington limited liability company

GRANDE POINTE AT VILLEBOIS, L.L.C., a Washington limited liability company

HIGH POINT III, L.L.C., a Washington limited liability company

HIGHCROFT AT SAMMAMISH, L.L.C., a Washington limited liability company

ISSAQUAH HIGHLANDS INVESTMENT FUND, L.L.C., a Washington limited liability company

LES BOIS AT VILLEBOIS, L.L.C., a Washington limited liability company

MILL CREEK TERRACE, L.L.C., a Washington limited liability company

MURRAY & WEIR SFD, L.L.C., a Washington limited liability company

ORENCO WOODS SFD, L.L.C., a Washington limited liability company

PEASLEY CANYON HOMES, L.L.C., a Washington limited liability company

PNW CASCADIAN COMPANY, L.L.C., a Washington limited liability company

POLYGON AT BRENCHLEY ESTATES, L.L.C., a Washington limited liability company

POLYGON AT SUNSET RIDGE L.L.C., a Washington limited liability company

POLYGON AT VILLEBOIS II, L.L.C., a Washington limited liability company

POLYGON AT VILLEBOIS III, L.L.C., a Washington limited liability company

POLYGON AT VILLEBOIS IV, L.L.C., a Washington limited liability company

POLYGON AT VILLEBOIS V, L.L.C., a Washington limited liability company

POLYGON NORTHWEST COMPANY, L.L.C., a Washington limited liability company

POLYGON PAYMASTER, L.L.C., a Washington limited liability company

RIDGEVIEW TOWNHOMES, L.L.C., a Washington limited liability company

RIVERFRONT MF, L.L.C., a Washington limited liability company

RIVERFRONT SF, L.L.C., a Washington limited liability company

SILVERLAKE CENTER, L.L.C., a Washington limited liability company

SPANAWAY 230, L.L.C., a Washington limited liability company

SPARROW CREEK, L.L.C., a Washington limited liability company

THE RESERVE AT MAPLE VALLEY, L.L.C., a Washington limited liability company

THE RESERVE AT NORTH CREEK, L.L.C., a Washington limited liability company

TWIN CREEKS AT COOPER MOUNTAIN, L.L.C., a Washington limited liability company

VIEWRIDGE AT ISSAQUAH HIGHLANDS, L.L.C., a Washington limited liability company

W.R. TOWNHOMES F, L.L.C., a Washington limited liability company

Oregon Guarantor

CASCADIAN SOUTH L.L.C., an Oregon limited liability company